Exhibit 10.4

EXECUTION VERSION

AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS AMENDMENT TO SUBSCRIPTION AGREEMENT (the “Amendment”) is entered into as of the 8th day of August, 2013, by and between PLAYA HOTELS & RESORTS B.V. (the “Company”) and HI HOLDINGS PLAYA B.V. (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company and the Subscriber (individually, a “Party” and collectively, the “Parties”) entered into that certain Subscription Agreement (the “Original SA”) dated as of July 15, 2013 (the Original SA, as amended by this Amendment, the “Subscription Agreement”);

WHEREAS, the Company has informed the Subscriber that the closing and funding of the Newco Credit Facility and the Newco Notes Offering (as such terms are defined in the Original SA) is scheduled to occur on August 9, 2013 and that it is a condition precedent to the closing of such financings that the Subscriber shall have previously funded the Capital Contribution (as defined in the Original SA);

WHEREAS, the Company has also informed the Subscriber that the Closing (as defined in the Original SA) is not able to be completed in a single Business Day, resulting in a delay of the consummation of the transactions contemplated by the Sale and Purchase Agreement, the Real Acquisition Agreement and the Jamaica Acquisition Agreement (as such terms are defined in the Original SA);

WHEREAS, the Company and the Subscriber have agreed that the Closing shall occur not later than the Closing Date Completion Deadline (as defined below) to provide the Company additional time to consummate the transactions contemplated by the Sale and Purchase Agreement, the Real Acquisition Agreement and the Jamaica Acquisition Agreement and otherwise satisfy its obligations under the Original SA to consummate the Closing, in accordance with and pursuant to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of mutual promises and covenants set forth herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which the Parties hereby acknowledge, the Parties agree as follows:

1. Definitions. Capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Subscription Agreement, except to the otherwise provided in this Amendment. Defined terms set forth herein are deemed to be incorporated by reference into the Subscription Agreement. References in the Subscription Agreement to “this Agreement” shall hereafter mean the Subscription Agreement, as modified by this Amendment. In addition, Section 11(1) of the Original SA is amended by adding the following new definitions:

“First Day of Closing” means August 9, 2013;

“Second Day of Closing” means August 12, 2013; and

“Closing Date Completion Deadline” means 11:59 p.m., August 15, 2013.

2. Subscription. The first sentence of Section 1(a) of the Original SA is hereby amended by replacing the words “Closing Date” with the words “First Day of Closing”. The first sentence of Section 1(b) of the Original SA is hereby amended by replacing the words “at Closing” with the words “on the First Day of Closing”.

3. Closing Date. Section 2 of the Original SA is hereby amended to add the following new last sentence: “Notwithstanding the foregoing, the Closing will commence on the First Day of Closing and will be completed no later than the Closing Date Completion Deadline and any Conditions that by their nature are to be satisfied at the Closing shall be deemed satisfied to the extent they are complied with as provided under Section 8.”

4. Modification of Closing Conditions and Closing Deliveries. Section 8 of the Original SA is hereby modified as follows:

(a)	The Parties acknowledge that the conditions set forth in Sections 8(a)(i) and 8(b)(i) of the Original SA to the obligations to be performed by the Company and the Subscriber, respectively, at the Closing have been fully satisfied (subject to, in the case of the Third Party Approvals, the notarization of the Master Release Deed (Contrato de Liberación de Obligaciones y Cancelación de Garantias) by and among Banco Bilbao Vizcaya y Argentaria, S.A. (“BBVA”) and the other financial institutions party thereto, the Predecessor and certain of the Predecessor’s subsidiaries executed on August 5, 2013 and related security interest cancellation documents executed in connection therewith on such date (collectively, the “BBVA Pay-Off Documents”);

(b)	The Parties acknowledge that the conditions set forth in Section 8(a)(ii), (iii), (iv), (v) (other than clause (A) thereof), (vi), (vii) and (viii) of the Original SA to the obligations to be performed by the Company at the Closing shall be deemed fully satisfied solely to the extent that they are complied with on the First Day of Closing; provided, however that the Investors Agreement to be executed and delivered by the Subscriber and the Hyatt Agreements and Master Development Agreement to be executed and delivered by Hyatt Franchisor, in each case, on the First Day of Closing shall not become effective until and unless the consummation of the Sale and Purchase Agreement, the Real Acquisition Agreement and the Jamaica Acquisition Agreement occurs;

(c)	The Parties acknowledge that the condition set forth in Section 8(a)(v)(A) of the Original SA to the obligations to be performed by the Company at the Closing shall be deemed fully satisfied to the extent that it is complied with not later than the Closing Date Completion Deadline;

(d)	The Parties acknowledge that the conditions set forth in Section 8(b)(vii), (viii), (ix), (x), (xi), (xii), (xiii), (xxi) and (xxviii) of the Original SA to the obligations to be performed by the Subscriber at the Closing have been fully satisfied;

(e)	The Parties acknowledge that the conditions set forth in Section 8(b)(ii), (iii), (iv), (v), (vi), (xiv) (other than clause (A) thereof), (xv) (other than the Board of Director approval requirement, which is waived by Subscriber), (xvi), (xviii) (other than as to fulfillment of the condition specified in Section 8(b)(xiv)(A)), (xix), (xxiii), (xxiv), (xxv) (xxvi) and (xxvii) of the Original SA to the obligations to be performed by the Subscriber at the Closing shall be deemed fully satisfied solely to the extent that they are complied with not later than the First Day of Closing; provided, however that the Investors Agreement to be executed and delivered by the Company and the other parties thereto (other than the Subscriber) and the Hyatt Agreements and Master Development Agreement to be executed and delivered by the Company and the Company Subsidiaries party thereto, in each case, on the First Day of Closing shall not become effective until and unless the consummation of the Sale and Purchase Agreement, the Real Acquisition Agreement and the Jamaica Acquisition Agreement occurs;

(f)	The Parties acknowledge that the condition set forth in Section 8(b)(xx) of the Original SA to the obligations to be performed by the Subscriber at the Closing shall be deemed fully satisfied to the extent that they are complied with not later than the Second Day of Closing;

(g)	The Parties acknowledge that the conditions set forth in Section 8(b)(xiv)(A), (xvii), (xviii) (to the extent of the fulfillment of the condition specified in Section 8(b)(xiv)(A)) and (xxii) of the Original SA to the obligations to be performed by the Subscriber at the Closing shall be deemed fully satisfied to the extent that they are complied with not later than the Closing Date Completion Deadline;

(h)	Section 8(b)(xviii) of the Original SA is hereby amended and restated to read as follows:

“the Company shall have delivered to the Subscriber (A) on the First Day of Closing, a certificate, executed on its behalf by a duly authorized representative, dated as of the First Day of Closing, certifying to the fulfillment of the conditions specified in Sections 8(b)(iii), (iv), (v), (vi), (xiv)(other than clause (A) thereof) and (xv), and (B) no later than the Closing Date Completion Deadline, a certificate, executed on its behalf by a duly authorized representative, dated as of the date of delivery of such certificate, certifying to the fulfillment of the conditions specified in Sections 8(b)(xiv) (to the extent of clause (A) thereof);”;

(i)	Section 8(c)(i) of the Original SA is hereby amended and restated to read as follows:

“on the First Day of Closing, deliver the Capital Contribution (less the amount of any Hyatt Advance Funding) by wire transfer in immediately available funds to a Bank of America Merrill Lynch account of the Company in The Netherlands in accordance with instructions provided by the Company, it being acknowledged and agreed the proceeds of the Initial Term Loans and the Newco Notes will on the same date be deposited in an HSBC bank account of Playa Resorts Holdings B.V. in The Netherlands; and”;

(j)	Sections 8(d)(i) and (ii) of the Original SA are hereby amended to insert the words “on the First Day of Closing” at the beginning of each of clauses (i) and (ii); and

(k)	Section 8(d)(iii) of the Original SA is hereby amended and restated to read as follows:

“subject to the receipt by the Company not later than 6 a.m. CET on the Second Day of Closing of prior written authorization from the Subscriber (which authorization shall be provided unless, in the good faith determination of the Subscriber, BBVA is not expected to open for business at its normal opening time CET on the Second Day of Closing or is the subject of insolvency or receivership proceedings under Spanish law), (A) procure that Playa Resorts Holding B.V. use the proceeds from the Initial Term Loans and $153,337,798.21 of the proceeds from the Newco Notes to pay $470,800,779 to BBVA, as administrative agent under the Existing BBVA Credit Facility, on the First Day of Closing, and (B) use the proceeds of the issue of the Shares and the balance of the proceeds from the Newco Notes consummate the Real Acquisition Agreement and deliver the undertaking contemplated by Section 9.2 of the Jamaica Acquisition Agreement on the Second Day of Closing, all as contemplated by that certain funds flow spreadsheet separately delivered by the Company to the Subscriber on the date hereof, and take delivery of the 660,938 ordinary shares in the capital of Playa Resorts Holdings B.V. in accordance with the Sale and Purchase Agreement;”.

5. Additional Covenants and Agreements. Section 7(a) is hereby amended to add the following new final sentence: “Notwithstanding the foregoing, provided the Subscriber delivers the authorization described in Section 8(d)(iii), the Company shall promptly take, or cause to be taken, all actions within its control, and do, or cause to be done, all things, necessary, proper or advisable to cause those conditions to the Subscriber’s obligations to consummate the transactions contemplated hereby that are required to be satisfied as promptly as practicable and not later than the Closing Date Completion Deadline.”

6. Effective Time of Closing. For the avoidance of doubt, the effective time of the Closing, for purposes of the assumption by the Company of the economic benefits and risks of ownership of the Shares, shall be the First Day of Closing.

7. Remedies. Time shall be of the essence of the Subscription Agreement and in the event that the transactions contemplated by the Sale and Purchase Agreement, the Real Acquisition Agreement and the Jamaica Acquisition Agreement fail to close on or prior to the Closing Date Completion Deadline, the Subscriber shall have, in addition to the other rights, remedies and agreements provided in Sections 9 and 10 of the Subscription Agreement and any other legal or equitable rights and remedies, the right to bring an action for specific performance of the Company’s obligations to cause the conditions set forth in Section 8(b) and other covenants and agreements in the Subscription Agreement to be satisfied.

8. No Waiver. No waiver by any Party hereto, whether express or implied, of any right under any provision of the Subscription Agreement shall constitute a waiver of such Party’s rights under any other provision of the Subscription Agreement, nor shall any such waiver constitute a waiver of such Party’s right at any other time. No failure by any Party hereto to take any action with respect to any breach of the Subscription Agreement or default by the other Party shall constitute a waiver of such Party’s right to enforce any provision of the Subscription Agreement against such other Party or to take action with respect to such breach or default or of any subsequent breach or default by such other Party.

9. Miscellaneous. This Amendment may be executed in any number of counterparts. A signed copy of this Amendment transmitted by one Party to the other Parties by facsimile transmission or electronically in PDF or equivalent format shall be binding upon the sending Party to the same extent as if it had delivered a signed original of this Amendment. For convenience, any provisions of the Subscription Agreement necessary for the reasonable interpretation of this Amendment or to give effect to the intents and purposes of this Amendment are deemed incorporated into this Amendment, except that for purposes of this Amendment, the reference in those provisions to the “Agreement” are understood to be references to this Amendment. The Subscription Agreement shall, except as modified by this Amendment, remain in full force and effect; provided, however, that this Amendment shall prevail in the case of any conflict between the terms of this Amendment and the terms of the Subscription Agreement.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Company: PLAYA HOTELS & RESORTS B.V.

By:	/s/ Bruce D. Wardinski
Name:
Title:

By:	/s/ J.E. Hardeveld
	Name:	J.E. Hardeveld
	Title:	Managing director

[Signature Page to Amendment to Subscription Agreement]

Subscriber:

HI HOLDINGS PLAYA B.V.

By:	/s/ Rakesh Sarna
Name: Rakesh Sarna
Title: Managing Director

[Signature Page to Amendment to Subscription Agreement]